Exhibit 99.1

[CBRL GROUP, INC. LOGO]	POST OFFICE BOX 787
LEBANON, TENNESSEE
37088-0787

C B R L   G R O U P,   I N C.

Investor Contact:	Diana S. Wynne
Senior Vice President, Corporate Affairs
(615) 443-9837

Media Contact:	Julie K. Davis
Director, Corporate Communications
(615) 443-9266

CBRL GROUP TO HOST ANALYST-INSTITUTIONAL INVESTOR CONFERENCE--
“COMIN’ RIGHT UP™”

LEBANON, Tenn. -- September 26, 2007 – CBRL Group, Inc. (the “Company”)  (Nasdaq: CBRL) announced that senior executives from the Company will host a business update on October 3, 2007 that will highlight the Company’s operating strategies as well as tours of the training kitchen and model retail store at the Company’s home office in Lebanon, Tennessee.

The meeting will begin at 7:15 a.m. CDT with the tours of the training facilities. Presentations are scheduled from 8:15 CDT (9:15 a.m. EDT) to 12:15 p.m. CDT (1:15 p.m. EDT).  A webcast of the presentations will be available over the Internet at cbrlgroup.com under the events section of the investor relations heading.  A replay of the webcast will be available through October 31, 2007.

Supplemental financial and operating data in addition to the formal presentations will be available on the website, cbrlgroup.com, before the meeting on October 3.

Headquartered in Lebanon, Tennessee, CBRL Group, Inc. presently operates 565 Cracker Barrel Old Country Store® restaurants and gift shops located in 41 states.
CBRL-G

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